                                                                    EXHIBIT 23.2



November 7, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

               Team Communications Group, Inc.
               -------------------------------

We have read the Experts section of Team Communications Group, Inc.'s Form SB-2 dated November 7, 1997 and are in agreement with the statements contained in the Experts section.

Yours very truly,


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP